Exhibit 32.2

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002


     Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Atrion Corporation (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: November 12, 2003                               /s/ Jeffery Strickland
                                                       ----------------------
                                                       Jeffery Strickland
                                                       Chief Financial Officer




     The foregoing certification is made solely for purpose of 18 U.S.C.ss.1350 and not for any other purpose.


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